                                                                    EXHIBIT 99.0

                   DIVALL INSURED INCOME PROPERTIES 2, L.P.
                                QUARTERLY NEWS


================================================================================
A publication of The Provo Group, Inc.                       SECOND QUARTER 1998


Partnership Governance Continues At "20th" Advisory Board Meeting
Kansas City, Missouri
July 28, 1998

On July 28, 1998, the Advisory Board met with management in Kansas City for its "20th" meeting since early 1993, when the Board was first established by The Provo Group. The concept, although unique to the limited partnership industry, has proven to be invaluable to investors.

The Board is currently comprised of representatives from both the investor and broker communities who have not only a substantial financial interest in one or more of the partnerships, but also a strong personal interest in providing a level of governance for these partnerships that were mismanaged by the former general partners.

This latest meeting, updating the status of the Second Quarter 1998, provided the Board with the comfort and knowledge that management's efforts at stabilizing operations to a "normal" level of performance were, once again, visibly apparent. In addition, it was determined that management's focus was clearly working toward the most favorable outcome for the limited partners' investments in the partnerships.

Although the Board members' roles are strictly "advisory", their comments are very important and respected by management to be representative of what's best for all limited partners.

                        -------------------------------

                              OTHER NEWS INSIDE...


 .    Portion of Liquidation Costs Pre-Paid.........Distribution Highlights, pg 2

 .    Denny's in Phoenix Vacates........................Property Highlights, pg 3

 .    New Tenant Disappears.............................Property Highlights, pg 3

Page 2                               DiVall 2                             2 Q 98


                           ========================

                            DISTRIBUTION HIGHLIGHTS


 .    4.5% (approx.) annualized return from operations based on $33,000,000
     ("net" remaining initial investment).

 .    $375,000 total amount distributed for the Second Quarter 1998 which was
     $135,000 less than projected.

 .    The lower than budgeted distribution is primarily due to the prepayment of various costs associated with the liquidation of the partnership.

 .    $8.10 per unit (approx.) for the Second Quarter 1998 from cash flow from operations.

 .    $921.00 to $723.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (February 1990), respectively. (NOTE: Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities.)

            (NOTE: Original units were purchased for $1,000/unit.)

                       --------------------------------

                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS


 .    6% increase in "total" operating revenues from projections.

 .    26% increase in "total" expenses from projections.

 .    7% decrease in net income from projections.

 .    $39,000 more than budgeted operating revenues were received by the
     Partnership during the quarter. Higher than expected interest income earned from the first quarter Denny's property sale along with the vacancies, which did not occur as planned, were the primary reasons for the revenue increase.

 .    Expenses were higher than anticipated due to costs associated with the proposed liquidation of the partnership. These cost included environmental inspections of $50,000, which were performed on all the properties, and legal and professional fees in the amount of $10,000.

Page 3                               DiVall 2                             2 Q 98


                           ========================

                              PROPERTY HIGHLIGHTS

                                   VACANCIES
                                   ---------

          .  Denny's restaurant (Twin Falls, ID) was vacant at June 30, 1998.
                 Management continues to work with the tenant
                            to relet this property.
            (NOTE: This tenant continues to make rental payments.)

  .  Red Apple Restaurant (Cedar Rapids, IA) unexpectedly vacated the premises on May 30, 1998. Management is currently trying to locate the tenant to pursue legal action as well as explore other possible operators for this location.

  .  Denny's (Phoenix, AZ) was vacant at June 30, 1998. The tenant did not renew their lease which expired on May 31, 1998. Management is pursuing other possible tenants for this property, including other Denny's operators.

                               RENTS RECEIVABLE
                               ----------------

 . Red Apple Restaurant (Cedar Rapids, IA) was $17,900 delinquent in scheduled rent, late fees and maintenance costs at June 30, 1998.

 . Denny's (Twin Falls, ID) was $3,700 delinquent at June 30, 1998. Although this property is vacant, monthly payments are being received.


                            =======================

                               RETURN OF CAPITAL

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1988 through June 30, 1998.

================================================================================
                                                   Distribution      Capital
                                                   ------------      -------
                                                     Analysis        Balance
                                                     --------        -------

     Original Capital Balance                                 -   $ 46,280,300
     Cash Flow From Operations Since Inception    $  24,818,290              -
     Total Distributions Since Inception            (38,130,268)             -
                                                  -------------

     (Return) of Capital                           ($13,311,978)   (13,311,978)
                                                                  ------------

     "Net" Remaining Initial Investment
          by Original Partners                                -   $ 32,968,322
                                                                  ============
================================================================================

    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

Page 4                               DiVall 2                             2 Q 98


                           ========================

                              Questions & Answers

1.   What is the status of the dissolution of the Partnership?

     . Once the favorable consents were received by the majority of the limited partners to liquidate the properties and dissolve the Partnership, management immediately began marketing the portfolio for sale.

          The next phase was the "sealed" bid process which we are currently unable to discuss in any detail, due to the mutual confidentiality agreements that were signed with potential bidders. At this time, we do not have any information to report to you regarding the final outcome of the bidding process.

          We will communicate further information surrounding the dissolution when appropriate under the terms of the confidentiality agreements or allowable based on the critical covenants and dates per the applicable sales contracts.

2.   When can I expect my next distribution mailing?

     . Your distribution correspondence for the Third Quarter of 1998 is scheduled to be mailed on November 13, 1998.

                                     * * *

================================================================================
For questions or additional information, please contact Investor Relations at:
                       1-800-547-7686 or 1-816-421-7444

               All written inquiries may be mailed or faxed to:
                             The Provo Group, Inc.

                       101 West 11th Street, Suite 1110
                          Kansas City, Missouri 64105

                              (FAX 816-221-2130)

                               www.tpgdivall.com
================================================================================

                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1998

                                                                  PROJECTED      ACTUAL      VARIANCE
                                                                 -------------------------------------
                                                                     2ND           2ND
                                                                   QUARTER       QUARTER      BETTER
                                                                   6/30/98       6/30/98      (WORSE)
                                                                 -----------   -----------   ---------
OPERATING REVENUES
    Rental income                                                   $639,941      $663,969     $24,028
    Interest income                                                   30,692        36,235       5,543
    Other income                                                      12,242        21,708       9,466
                                                                 -----------   -----------   ---------
TOTAL OPERATING REVENUES                                            $682,875      $721,912     $39,037
                                                                 -----------   -----------   ---------
OPERATING EXPENSES
    Insurance                                                         $6,624        $5,793        $831
    Management fees                                                   45,855        45,321         624
    Overhead allowance                                                 3,700         3,649          51
    Advisory Board                                                     3,600         3,917        (317)
    Administrative                                                    36,638        35,543       1,095
    Professional services                                              6,630        17,083     (10,543)
    Environmental inspections                                              0        49,500     (49,500)
    Auditing                                                          12,000        12,000           0
    Legal                                                              7,500        19,154     (11,654)
    Defaulted tenants                                                  2,850         1,345       1,505
                                                                 -----------   -----------   ---------
TOTAL OPERATING EXPENSES                                            $125,397      $193,215    ($67,818)
                                                                 -----------   -----------   ---------
GROUND RENT                                                          $31,200       $31,304       ($104)
                                                                 -----------   -----------   ---------
INVESTIGATION AND RESTORATION EXPENSES                                  $474          $697       ($223)
                                                                 -----------   -----------   ---------
NON-OPERATING EXPENSES
    Depreciation                                                    $102,384      $102,384          $0
    Amortization                                                       2,313         2,313           0
                                                                 -----------   -----------   ---------
TOTAL NON-OPERATING EXPENSES                                        $104,697      $104,697          $0
                                                                 -----------   -----------   ---------
TOTAL EXPENSES                                                      $261,768      $329,913    ($68,145)
                                                                 -----------   -----------   ---------
NET INCOME                                                          $421,107      $391,999    ($29,108)

                                                                                             VARIANCE
                                                                                             ---------
OPERATING CASH RECONCILIATION:
    Depreciation and amortization                                    104,697       104,697           0
    (Increase) Decrease in current assets                             35,167       (46,952)    (82,119)
    Increase (Decrease) in current liabilities                        23,016       (52,872)    (75,888)
    (Increase) Decrease in cash reserves for payables                (10,156)       39,000      49,156
    Advance from current cash flows for future distributions         (63,600)      (63,600)          0
                                                                 -----------   -----------   ---------
  Net Cash Provided From Operating Activities                       $510,231      $372,272   ($137,959)
                                                                 -----------   -----------   ---------
CASH FLOW FROM (USED IN) INVESTING AND FINANCING ACTIVITIES
    Proceeds from property sales                                           0             0           0
                                                                 -----------   -----------   ---------
  Net Cash Provided From Investing And Financing Activities               $0            $0          $0
                                                                 -----------   -----------   ---------
  Total Cash Flow For Quarter                                       $510,231      $372,272   ($137,959)

Cash Balance Beginning of Period                                   3,076,127     2,900,294    (137,959)
Less 1st distributions paid 5/98                                  (2,670,000)   (2,325,000)    345,000
Change in cash reserved for payables or future distributions          73,756        24,600     (49,156)
                                                                 -----------   -----------   ---------
Cash Balance End of Period                                          $990,114      $972,166    ($17,948)

Cash reserved for 2nd quarter L.P. distributions                    (510,000)     (375,000)    135,000
Cash reserved for payment of payables                               (199,026)     (340,800)   (141,774)
                                                                 -----------   -----------   ---------
Unrestricted Cash Balance End of Period                             $281,088      $256,366    ($24,722)
                                                                 ===========   ===========   =========

                                                                  PROJECTED      ACTUAL      VARIANCE
                                                                 -------------------------------------
*  Quarterly Distribution                                           $510,000      $375,000   ($135,000)
   Mailing Date                                                      8/15/98     (enclosed)         --

*Refer to distribution letter for detail of quarterly distribution.

[LOGO]
TheProvoGroup

PROJECTIONS FOR
DISCUSSION PURPOSES

                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1998 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

PORTFOLIO        (Note 1)

                                        ----------------------------------     --------------------------------------------
                                                   REAL ESTATE                                  EQUIPMENT
                                        ----------------------------------     --------------------------------------------
                                                      ANNUAL                     LEASE                    ANNUAL
-----------------------------------                    BASE          %         EXPIRATION                 LEASE       % *
CONCEPT                LOCATION          COST          RENT        YIELD          DATE         COST      RECEIPTS    RETURN
-----------------------------------     ----------------------------------     --------------------------------------------
APPLEBEE'S         COLUMBUS, OH         1,059,465     135,780      12.82%                      84,500           0     0.00%

BLOCKBUSTER        OGDEN, UT              646,425     100,554      15.56%

RED APPLE REST.    CEDAR RAPIDS, IA       660,156      54,000       8.18%

DENNY'S   (2)(3)   PHOENIX, AZ            295,750      39,000      13.19%                     224,376           0     0.00%
DENNY'S            PHOENIX, AZ            972,726      65,000       6.68%                     183,239           0     0.00%
DENNY'S   (2)      PHOENIX, AZ            865,900      86,000       9.93%                     221,237           0     0.00%
DENNY'S            TWIN FALLS, ID         699,032      83,200      11.90%     04/30/99        190,000      37,860    19.93%
DENNY'S   (2)(3)   PHOENIX, AZ            500,000      37,000       7.40%                      14,259           0     0.00%

HARDEE'S  (5)      S MILWAUKEE, WI        808,032      64,000       7.92%
HARDEE'S  (5)      HARTFORD, WI           686,563      64,000       9.32%
HARDEE'S  (5)      MILWAUKEE, WI        1,010,045      76,000       7.52%              (4)    260,000           0     0.00%
  "                    "                                                                      151,938           0     0.00%
HARDEE'S  (5)      FOND DU LAC, WI        849,767      88,000      10.36%              (4)    290,469           0     0.00%
HARDEE'S  (5)      MILWAUKEE, WI                0           0       0.00%                     780,000           0     0.00%

HOOTER'S           R. HILLS, TX         1,246,719      95,000       7.62%

HOSTETTLER'S       DES MOINES, IA         845,000      66,000       7.81%                      52,813           0     0.00%

KFC                SANTA FE, NM           451,230      60,000      13.30%

MIAMI SUBS         PALM BEACH, FL         743,625      39,000       5.24%
-----------------------------------     ---------------------------------     ---------------------------------------------

                                        ---------------------------------------------------------
                                        ORIGINAL EQUITY                               $46,280,300
                                        NET DISTRIBUTION OF
                                          CAPITAL SINCE INCEPTION                     $13,311,978
                                                                                      -----------
                                        CURRENT EQUITY                                $32,968,322
                                                                                      ===========
                                        ---------------------------------------------------------

                                        -----------------------------------------     -----------
                                                         TOTALS
                                        -----------------------------------------     TOTAL % ON
                                                                                      $32,968,322
-----------------------------------                      ANNUAL                         EQUITY
CONCEPT                LOCATION         COST            RECEIPTS         RETURN          RAISE
-----------------------------------     -----------------------------------------     -----------
APPLEBEE'S         COLUMBUS, OH         1,143,965        135,780         11.87%

BLOCKBUSTER        OGDEN, UT              646,425        100,554         15.56%

RED APPLE REST.    CEDAR RAPIDS, IA       660,156         54,000          8.18%

DENNY'S   (2)(3)   PHOENIX, AZ            520,126         39,000          7.50%
DENNY'S            PHOENIX, AZ          1,155,965         65,000          5.62%
DENNY'S   (2)      PHOENIX, AZ          1,087,137         86,000          7.91%
DENNY'S            TWIN FALLS, ID         889,032        121,060         13.62%
DENNY'S   (2)(3)   PHOENIX, AZ            514,259         37,000          7.19%

HARDEE'S  (5)      S MILWAUKEE, WI        808,032         64,000          7.92%
HARDEE'S  (5)      HARTFORD, WI           686,563         64,000          9.32%
HARDEE'S  (5)      MILWAUKEE, WI        1,421,983         76,000          5.34%
  "                    "
HARDEE'S  (5)      FOND DU LAC, WI      1,140,236         88,000          7.72%
HARDEE'S  (5)      MILWAUKEE, WI          780,000              0          0.00%

HOOTER'S           R. HILLS, TX         1,246,719         95,000          7.62%

HOSTETTLER'S       DES MOINES, IA         897,813         66,000          7.35%

KFC                SANTA FE, NM           451,230         60,000         13.30%

MIAMI SUBS         PALM BEACH, FL         743,625         39,000          5.24%
-----------------------------------     ---------------------------------------     -------------

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
     2: Rent is based on 12.5% of monthly sales. Rent projected for 1998 is based on 1997 sales levels.
     3: The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent. The annual base rent shown is net of the underlying ground lease rent.
     4: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases in November 1996.
     5: These leases were assumed by Hardee's Food systems at a a reduced rental rate from that stated in the original leases.

[THE PROVO GROUP LOGO]


PROJECTIONS FOR                           ORIGINAL EQUITY            $46,280,300
DISCUSSION PURPOSES                       NET DISTRIBUTION OF
                                            CAPITAL SINCE INCEPTION  $13,311,978
                                                                     -----------
                                          CURRENT EQUITY             $32,968,322
                                                                     ===========


                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1997 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

PORTFOLIO (Note 1)

                                             REAL ESTATE
                                         ----------------------------------
                                                       ANNUAL
                                                        BASE           %
CONCEPT            LOCATION                  COST       RENT         YIELD
-------            --------              ----------   ---------      ------
POPEYE'S           PARK FOREST, IL          580,938      77,280      13.30%

SUNRISE PS         PHOENIX, AZ            1,084,503     127,920      11.80%

VILLAGE INN        GRAND FORKS, ND          739,375      84,000      11.36%

WENDY'S            AIKEN, SC                633,750      90,480      14.28%
WENDY'S            CHARLESTON, SC           580,938      76,920      13.24%
WENDY'S            N. AUGUSTA, SC           660,156      87,780      13.30%
WENDY'S            AUGUSTA, GA              728,813      96,780      13.28%
WENDY'S            CHARLESTON, SC           596,781      76.920      12.89%
WENDY'S            AIKEN, SC                776,344      96,780      12.47%
WENDY'S            AUGUSTA, GA              649,594      86,160      13.26%
WENDY'S            CHARLESTON, SC           528,125      70,200      13.29%
WENDY'S            MT. PLEASANT, SC         580,938      77,280      13.30%
WENDY'S            MARTINEZ, GA             633,750      84,120      13.27%

CASH-A-CHECK       HALLANDALE, FL           792,188      30,000       3.79%
                                         ----------   ---------      ------
PORTFOLIO TOTALS (30 Properties)         21,906,628   2,315,154      10.57%






                                                       EQUIPMENT                                           TOTALS
                                      --------------------------------------------      --------------------------------------
                                          LEASE                ANNUAL
                                       EXPIRATION              LEASE          %                         TOTAL
CONCEPT            LOCATION               DATE      COST      RECEIPTS      RETURN         COST       RECEIPTS        RETURN
-------            --------           ----------    ------    --------      ------      ----------    ----------      --------
POPEYE'S           PARK FOREST, IL                                                        580,938        77,280        13.30%

SUNRISE PS         PHOENIX, AZ                      79,219           0       0.00%      1,182,735       127,920        10.82%
                                                    19,013           0       0.00%
VILLAGE INN        GRAND FORKS, ND                                                        739,375        84,000        11.36%

WENDY'S            AIKEN, SC                                                              633,750        90,480        14.28%
WENDY'S            CHARLESTON, SC                                                         580,938        76,920        13.24%
WENDY'S            N. AUGUSTA, SC                                                         660,156        87,780        13.30%
WENDY'S            AUGUSTA, GA                                                            728,813        96,780        13.28%
WENDY'S            CHARLESTON, SC                                                         596,781        76,920        12.89%
WENDY'S            AIKEN, SC                                                              776,344        96,780        12.47%
WENDY'S            AUGUSTA, GA                                                            649,594        86,160        13.26%
WENDY'S            CHARLESTON, SC                                                         528,125        70,200        13.29%
WENDY'S            MT. PLEASANT, SC                                                       580,938        77,280        13.30%
WENDY'S            MARTINEZ, GA                                                           633,750        84,120        13.27%

CASH-A-CHECK       HALLANDALE, FL                                                         792,188        30,000         3.79%
                                      ---------- ---------    --------      ------     ----------    ----------      --------
PORTFOLIO TOTALS (30 Properties)                 2,551,063      37,860       1.48%     24,456,691     2,353,015          9.62%

                                           TOTAL % ON
                                           $32,968,322
                                             EQUITY
CONCEPT            LOCATION                   RAISE
-------            --------                -----------
POPEYE'S           PARK FOREST, IL

SUNRISE PS         PHOENIX, AZ

VILLAGE INN        GRAND FORKS, ND

WENDY'S            AIKEN, SC
WENDY'S            CHARLESTON, SC
WENDY'S            N. AUGUSTA, SC
WENDY'S            AUGUSTA, GA
WENDY'S            CHARLESTON, SC
WENDY'S            AIKEN, SC
WENDY'S            AUGUSTA, GA
WENDY'S            CHARLESTON, SC
WENDY'S            MT. PLEASANT, SC
WENDY'S            MARTINEZ, GA
CASH-A-CHECK       HALLANDALE, FL

PORTFOLIO TOTALS (30 Properties)           -----------
                                                  7.14%

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.